EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 33-92702, No. 333-124363, and No. 333-207061) on Form S-8 of our report dated October 21, 2021, with respect to the financial statements and supplemental schedule of the Darden Savings Plan.

/s/ KPMG LLP

Orlando, Florida
October 21, 2021